                                   EXHIBIT 11

                             AMSOUTH BANCORPORATION
          STATEMENT REGARDING COMPUTATION OF EARNINGS PER COMMON SHARE

                                                           THREE MONTHS ENDED
                                                                MARCH 31
                                                          ---------------------
                                                             1997       1996
                                                          ---------- ----------
                                                          (IN THOUSANDS EXCEPT
                                                             PER SHARE DATA)
  Net income ............................................    $54,573 $   47,163
                                                          ========== ==========
  Average shares of common stock outstanding*............     83,789     85,532
                                                          ========== ==========
  Earnings per common share* ............................ $     0.65 $     0.55
                                                          ========== ==========

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* Restated for three-for-two common stock split.